EXHIBIT 99.1

    Company Contact:
    RELM Wireless Corporation
    William Kelly, EVP & CFO
    (321) 984-1414

RELM Wireless Reports Improved First Quarter 2013 Results
-Sales Increase 61.9% and EPS Improves $0.06 from First Quarter Last Year-

WEST MELBOURNE, Florida -- May 8, 2013 -- RELM Wireless Corporation (NYSE MKT: RWC) today announced its financial and operating results for the first quarter ended March 31, 2013.

For the first quarter ended March 31, 2013, sales increased approximately 61.9%, or $2.7 million, to $7.1 million, compared with approximately $4.4 million for the first quarter last year.  Pretax income increased approximately $1.2 million to $479,000, compared with a pretax loss of approximately ($678,000) for the first quarter last year.  Net income for the first quarter ended March 31, 2013 improved approximately $806,000 to $405,000, or $0.03 per basic and diluted share, compared with a net loss of approximately ($401,000), or ($0.03) per basic share for the same quarter last year, an improvement of $0.06 per share quarter over quarter.

Gross profit margin for the first quarter 2013 improved to 45.7% of sales, versus 38.2% of sales for the same quarter last year.  Selling, general and administrative expenses totaled approximately $2.7 million (38.7% of sales) for the first quarter 2013, compared with $2.3 million (53.6% of sales) for the first quarter last year.

The Company had approximately $24.2 million in working capital as of March 31, 2013, of which approximately $9.5 million was comprised of cash and trade receivables.  This compares with working capital of $23.6 million as of December 31, 2012, of which approximately $8.6 million was comprised of cash and trade receivables. The Company had no debt outstanding under its revolving credit facility at March 31, 2013.

RELM President and Chief Executive Officer David Storey commented, “We were very pleased with the improvement in our first quarter 2013 financial and operating results, particularly sales.  The first quarter has historically been challenging for us.  This year, we realized sales of KNG products to new customers in state and local public safety agencies, providing further evidence of our larger addressable market.  These sales were well supplemented by sales of legacy products to U.S. Forest Service customers.  With higher total sales and a strong mix of P25 digital products, our gross profit margins, at 45.7%, were significantly better than last year’s first quarter. These factors combined to drive operating income of approximately $0.5 million, and meaningful turnaround from operating losses for the first quarter the last two years.”

Mr. Storey continued, “The first quarter was a nice jump-start to the year, with indications that RELM’s value proposition is being recognized.  Our mission now is to capitalize on it with three strong quarters for the balance of the year.  We have a strong funnel of sales prospects and new potential customers, made possible by our broad product offerings and larger addressable market.  We look forward to gaining even more momentum in coming months.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, May 9, 2013.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on May 9, 2013.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until May 17, 2013, by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID# 10028016.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for more than 65 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE MKT market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; government regulation; business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism; any infringement claims; provisions in our charter documents and under Nevada law that may discourage a potential takeover; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except share data)
	Three Months Ended
	March 31, 2013	March 31, 2012

Sales, net	$7,073	$4,369
Expenses
Cost of products	3,838	2,702
Selling, general and administrative	2,736	2,340
Total expenses	6,574	5,042

Operating income (loss)	499	(673)

Other expense:
Net interest expense	-	-
Other expense	(20)	(5)
Total other expense	(20)	(5)

Income (loss) before income taxes	479	(678)

Income tax (expense) benefit	(74)	277

Net income (loss)	$405	$(401)

Net income (loss) per share-basic:	$0.03	$(0.03)
Net income (loss) per share-diluted:	$0.03	$(0.03)
Weighted average shares outstanding-basic	13,545,482	13,533,949
Weighted average shares outstanding-diluted	13,556,369	13,533,949

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In thousands, except share data)
	March 31,	December 31,
	2013	2012
ASSETS

Current assets:
Cash and cash equivalents	$4,516	$6,581
Trade accounts receivable (net of allowance for doubtful accounts of $39 at March 31, 2013 and December 31, 2012, respectively)	4,996	2,062
Inventories, net	13,480	13,345
Deferred tax assets	4,264	4,429
Prepaid expenses and other current assets	678	915
Total current assets	27,934	27,332
Property, plant and equipment, net	1,066	1,113
Deferred tax assets, net	3,069	2,978
Capitalized software, net	2,085	2,207
Other assets	321	330
Total assets	$34,475	$33,960

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,742	$1,132
Accrued compensation and related taxes	1,039	1,485
Accrued warranty expense	284	267
Accrued other expenses and other current liabilities	148	166
Note payable	-	18
Deferred revenue	537	627
Total current liabilities	3,750	3,695

Deferred revenue	105	81
Total liabilities	$3,855	$3,776
Commitments and contingencies
Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares none issued or outstanding.	-	-
Common stock; $.60 par value; 20,000,000 authorized shares: 13,545,482 issued and outstanding shares at March 31, 2013 and December 31, 2012, respectively	8,127	8,127
Additional paid-in capital	24,635	24,604
Accumulated deficit	(2,142)	(2,547)
Total stockholders' equity	30,620	30,184
Total liabilities and stockholders' equity	$34,475	$33,960